PRICING SUPPLEMENT NO. 7                                   Rule 424(b)(3)
DATED: August 21, 1997                                  File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:            Floating Rate Notes    Book Entry Notes
$100,000,000                 [x]                    [x]

Original Issue Date:         Fixed Rate Notes       Certificated Notes
August 22, 1997              [_]                    [_]

Maturity Date:
August 24, 1998

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:

                                                 Optional           Optional
                        Redemption               Repayment          Repayment
Redeemable On           Price(s)                 Date(s)            Price(s)
-------------           ----------               ---------          ----------

N/A                     N/A                      N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.60891%

Index Maturity:  One Month

Spread (plus or minus): -0.02%
--------------------------------------

*        9/22/97, 10/22/97, 11/24/97, 12/22/97, 1/22/98, 2/23/98,
         3/23/98, 4/22/98, 5/22/98, 6/22/98 and 7/22/98.

**       9/22/97, 10/22/97, 11/24/97, 12/22/97, 1/22/98, 2/23/98, 3/23/98,
         4/22/98, 5/22/98, 6/22/98, 7/22/98 and 8/24/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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